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                                                                    EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT

                                                             STATE OF
                        SUBSIDIARY                         INCORPORATION          DBA
--------------------------------------------------------   -------------   -----------------
UTI Holdings, Inc.(1)                                       Arizona             None
Universal Technical Institute of Arizona, Inc.(2)           Arizona             None
Universal Technical Institute of California, Inc.(2)        California          None
U.T.I. of Illinois, Inc. (2)                                Illinois            None
Universal Technical Institute of North Carolina, Inc.(2)    Delaware            None
Universal Technical Institute of Texas, Inc.(2)             Texas               None
Universal Technical Institute of Pennsylvania, Inc.(2)      Delaware            None
Custom Training Group, Inc.(2)                              California          None
The Clinton Harley Corporation(2)                           Delaware       Clinton Technical
                                                                           Institute and
                                                                           Motorcycle
                                                                           Mechanics
                                                                           Institute

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(1)  UTI Holdings, Inc. is a wholly owned subsidiary of registrant.

(2)  Wholly owned subsidiaries of UTI Holdings, Inc.